UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: (date of earliest event reported) - September 27, 2004

ZIFF DAVIS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	333-99939	36-4355050

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

28 East 28th Street, New York, New York 10016
(Address of principal executive offices including zip code)

(212) 503-3500
(Registrant's telephone number, including area code)

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Effective September 23, 2004, David Wittels was elected to the registrant's Board of Directors. Mr. Wittels also will serve as chair of the registrant's audit committee. Mr. Wittels was a director of the registrant from May 2000 until July 31, 2004. Mr. Wittels was a Principal of DLJ Merchant Banking, Inc. from January 1997 through July 2004 when he left DLJ to become a founder of Diamond Castle Holdings, LLC, a private equity firm. Mr. Wittels currently serves on the boards of AKI Holding Corp. and AKI Inc.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIFF DAVIS HOLDINGS INC.

By:	/s/ DEREK IRWIN

Derek Irwin
CHIEF FINANCIAL OFFICER

Date: September 27, 2004